INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 33-32525 of Northland Cranberries, Inc. on Form S-8 of our report dated October 9, 1997, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of deferring crop growing costs) appearing in the Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended August 31, 1997.



   /s/ Deloitte & Touche LLP

   DELOITTE & TOUCHE LLP
   Milwaukee, Wisconsin

   November 26, 1997